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                                                                    EXHIBIT 99.2

                          LEVEL 3 COMMUNICATIONS, INC.

                                 Exchange Offer
                               to holders of its
                         10 3/4% Senior Notes due 2008

                         NOTICE OF GUARANTEED DELIVERY

  As set forth in the Prospectus dated       , 2000 (the "Prospectus") of Level
3 Communications, Inc. (the "Company") under "The Exchange Offer--How to Tender" and in the Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by the Company to exchange up to
(Euro)500,000,000 in principal amount of its 10 3/4% Senior Notes due 2008 (the "New Notes") for (Euro)500,000,000 in principal amount of its 10 3/4% Senior Notes due 2008, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes"), this form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if: (i) certificates for the Original Notes are not immediately available; or (ii) time will not permit all required documents to reach the applicable Exchange Agent (as defined below) on or prior to the expiration date of the Exchange Offer (as described in the Prospectus). Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the applicable Exchange Agent.

   TO:  The Exchange Agent

            The Bank of New York                               In Luxembourg

                By Facsimile:                        Kredietbank S.A. Luxembourgeoise,
               44 20 7964 6399                          as Luxembourg Exchange Agent

            Confirm by telephone:                              By Facsimile:
               44 20 7893 7235                                 352 4797 3913

      By Registered or Certified Mail:                     Confirm by telephone:
            The Bank of New York                               352 4797 73951
                London Branch
              30 Cannon Street                      By Mail, Hand or Overnight Service:
               London EC4M 6YH                        Kredietbank S.A. Luxembourgeoise
           Attention: Emma Wilkes                            43 Boulevard Royal
          Reorganization Department                          L-2955 Luxembourg
                                                         Attention: Corporate Trust

      By Overnight Courier or By Hand:
            The Bank of New York
                London Branch
              30 Cannon Street
               London EC4M 6YH
           Attention: Emma Wilkes
          Reorganization Department

              Delivery of this instrument to an address other than
            as set forth above or transmittal of this instrument to
              a facsimile or telex number other than as set forth
                   above does not constitute a valid delivery.
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   Ladies and Gentlemen:

   The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the principal amount at maturity of Original Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus and the Letter of Transmittal.



                                                        Sign Here

Principal Amount of Original              Signature(s) ________________________
Notes                                     _____________________________________

Tendered ________________________

                                          Please Print the Following
Certificate Nos.                          Information
(if available) __________________
                                          Name(s) _____________________________


                                          _____________________________________

Total Principal Amount Represented        Address _____________________________
by Original Notes                         _____________________________________
Certificate(s) __________________


                                          Area Code and Tel. No(s). ___________
Account Number __________________

                                          _____________________________________
Dated: ____________________, 2000

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                                   GUARANTEE

   The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three trading days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

                                 Name of Firm _________________________________
                                 Authorized Signature _________________________
                                 Number and Street or P.O. Box ________________
                                 ______________________________________________
                                 City ___________ State ___ Zip Code __________
                                 Area Code and Tel. No. _______________________

   Dated:              , 2000

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